Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Keane Group, Inc.:

We consent to the use of our report dated October 20, 2016, with respect to the balance sheet of Trican Well Services, L.P. as of December 31, 2015 and the related statements of operations, partners’ capital, and cash flows for the year then ended, included herein and to the reference to our firm under the heading “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3.

/s/ KPMG LLP

Houston, Texas

February 26, 2019